Via Federal Express
-------------------


May 9, 1997



Mr. Alexander Charles Lentes
Fischerweg 10
D-17509 Vierow
Germany

Re:  Stock Option Grant

Dear Mr. Lentes:

On behalf of IDM, we consider ourselves fortunate to have made your acquaintance and to have established a business relationship with you. We believe, and we are certain that you will agree, that our business relationship will lead to many lucrative projects in both the short and long term. In particular, we are very excited about the EWN Nord Plant Decommissioning and Site Revitalization Project and we appreciate your efforts in introducing IDM and its world renown capabilities and unique skills to the Project. In consideration of your efforts, IDM hereby grants to you an option to purchase from IDM up to fifty thousand (50,000) shares (the "Option Shares") of IDM's $0.001 par value Common Stock at the price of US $1.25 per share (the "Option"). IDM is pleased to make this grant subject to the terms and conditions set forth herein.

     Vesting Schedule. Upon acknowledgment of this Agreement, the Option shall vest and be immediately exercisable by you.

     Exercise Period. Except as otherwise provided below, you may exercise your Option from the date of your acceptance of the grant through the second anniversary thereof. The Option may be exercised in part from time to time or in full.

     Payment. You shall pay for your Option Shares in full at the time you exercise and the underlying shares shall be issued upon receipt of such payment.

     Termination. If you die while your Option is in effect, your estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of your death shall have the right within one year from the date of your Option to exercise the Option, in whole or in part.

Mr. Alexander Charles Lentes
May 9, 1997


     Non-Transferability. The Option shall not be transferable other than by last will and testament or by the laws of descent and distribution. During your lifetime, the Option shall be exercisable only by you.

     SEC Requirements. The exercise of the Option, the issuance of shares pursuant to such exercise, and the subsequent transfer of such shares shall be conditioned upon compliance with the listing requirements of any securities exchange upon which the IDM stock may be listed, the requirements of the Securities Act of 1933 and/or the Securities Exchange Act of 1934, and the requirements of applicable state laws relating to authorization, issuance or sale of securities, and IDM may take such measures as it deems desirable to secure compliance with the foregoing.

     Change in Capital Stock. The total number of shares subject to this Option shall be appropriately adjusted for a change in the outstanding shares of IDM Common Stock through recapitalization, stock split, stock dividend or a change in the corporate structure through merger or consolidation in which IDM is not the surviving corporation, any outstanding options hereunder shall terminate, provided that you shall, in such event, have the right immediately prior to such dissolution, liquidation, or merger or consolidation in which IDM is not the surviving corporation, to exercise your Option in whole or in part. Nothing herein contained shall prevent the assumption of an option or the substitution thereof of a new option by the surviving corporation. Such adjustments and the manner of application thereof shall be determined by the Board of Directors of IDM in its sole discretion.

     Withholding Tax. IDM may adopt and apply rules that will ensure that IDM will be able to comply with applicable provisions of any federal, state, or local law relating to the withholding of tax, including but not limited to the withholding of tax on the amount includable in your income on the exercise of the Option.

     Subject to the approval of IDM's Board of Directors, we will authorize the registration of the Option Shares with the U.S. Securities and Exchange Commission so that if you elect to exercise your Option, the Common Stock underlying your Option would be freely tradeable. Of course, we will let you know when the underlying shares are registered.

Mr. Alexander Charles Lentes
May 9, 1997


Again, on behalf of IDM, we look forward to a profitable business relationship.


Very truly yours,

/s/  illegible
---------------------

Frank A. Falco
Chairman of the Board


/s/  illegible
---------------------

Joel Freedman
President



Accepted and Agreed to on this 30th day of May, 1997.


By:  /s/ illegible
   ------------------------
   Alexander Charles Lentes


                                       -3-